Exhibit 99.1

NEWS RELEASE

CONTACT:
Mary McGowan
Summit IR Group Inc.
Phone:   408-404-5401
mary@summitirgroup.com

      ENDWAVE REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 FINANCIAL RESULTS
         Company Achieves Year-Over-Year Revenue Growth in Excess of 25%

SAN JOSE, CA - February 7, 2007 - Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its fourth quarter and full year ended December 31, 2006.

Revenues were $13.3 million for the fourth quarter of 2006, compared with $13.1 million for the fourth quarter of 2005 and $18.8 million for the third quarter of 2006. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the fourth quarter of 2006 was $870,000, or $0.08 per share, compared with net loss for the fourth quarter of 2005 of $152,000, or $0.01 per share, and net income for the third quarter of 2006 of $911,000, or $0.06 per diluted share.

Non-GAAP net income for the fourth quarter of 2006 was $229,000, or $0.02 per diluted share, compared with non-GAAP net income for the fourth quarter of 2005 of $78,000, or $0.01 per diluted share, and non-GAAP net income for the third quarter of 2006 of $2.0 million, or $0.14 per diluted share. For the fourth quarter of 2006, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $748,000 incurred as a result of the Company's adoption of SFAS 123(R), the expensing of $200,000 of capitalized transaction costs and amortization of intangible assets of $151,000.

For the full year, total revenues were $62.2 million, compared with $48.7 million for 2005. GAAP net loss for the year ended December 31, 2006 was $1.3 million, or $0.12 per share, compared with GAAP net loss for 2005 of $874,000, or $0.08 per share.

Non-GAAP net income for the year ended December 31, 2006 was $2.9 million, or $0.21 per diluted share, compared with a non-GAAP net income for the year ended December 31, 2005 of $562,000, or $0.05 per diluted share. For 2006, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $3.3 million incurred as a result of the Company's adoption of SFAS 123(R), the expensing of $200,000 of capitalized transaction costs, amortization of intangible assets of $605,000 and loss on sale of assets of $84,000.

As of December 31, 2006, cash, cash equivalents and short-term investments had increased by approximately $900,000 to $67.6 million from a balance of $66.7 million at September 30, 2006.

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                                     Page 2

"We are pleased to report that despite a disappointing fourth quarter, we experienced substantial revenue growth during 2006. This growth was driven by Endwave's ability to exploit outsourcing trends and increase our available market through innovative technology and manufacturing leadership," said Ed Keible, Endwave's CEO and President. "Taking the year as a whole, demand for our telecommunications products remained particularly strong as we posted the second consecutive year of telecom revenue growth in excess of 30 percent. In the defense and homeland security markets, we continue to build our presence and see major opportunities for deploying our technologies into emerging programs and applications."

2006 FINANCIAL HIGHLIGHTS:

     o    Annual revenues were $62.2 million, 28% higher than 2005.

     o Revenues attributable to customers in telecom markets were $52.3 million; revenues attributable to customers in defense electronics, homeland security and other non-telecom markets were $9.9 million.

     o For the year, GAAP gross margin was 29% and non-GAAP gross margin was 30%. Non-GAAP gross margin was adjusted for amortization of intangible assets and non-cash stock-based compensation expense.

     o Endwave achieved the first full year of non-GAAP operating profitability in Company history.

     o Non-GAAP net income for fiscal 2006 was $2.9 million, or $0.21 cents per diluted share, representing more than a four-fold annual increase in earnings per share compared to 2005.

     o Cash, cash equivalents and short-term investments increased by $45.2 million during 2006 as the Company raised $43 million through an investment by Oak Partners and generated cash from operations.

     o Endwave achieved significant revenue growth from each of its top-three customers in 2006: Nera, Nokia, and Siemens.

FOURTH QUARTER 2006 BUSINESS HIGHLIGHTS:

     o Endwave was selected by a major wireless telecom OEM to design microwave radio transceivers for a new software defined radio platform.

     o The Company was awarded two development contracts from a new customer for the design of microwave subsystems for advanced test and measurement equipment.

     o Endwave secured another product development award for 70/80 GHz transceivers - the Company's fourth customer for E-Band products.

CONFERENCE CALL

Endwave Corporation will hold a conference call to discuss the Company's financial results today, at 1:30 p.m. Pacific Time. Investors are invited to participate in the conference call by dialing 913-981-5543 (Pass code: Endwave) by 1:20 p.m. PT on Feb. 7. Starting approximately one hour after the completion of the live call, a replay will also be available until Feb. 10. To access the recording, dial (719) 457-0820 (Pass code: 8145448). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's Web site. The webcast replay will be available for 90 days.

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                                     Page 3

ABOUT ENDWAVE

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company's web site at http://www.endwave.com.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the Company's condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance and the Company's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

                          - Financial Tables Attached -

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                                     Page 4

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                             DECEMBER 31,   DECEMBER 31,
                                                 2006           2005
                                             ------------   ------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                    $     27,181   $      8,456
Short-term investments                             40,406         13,959
Accounts receivables, net                           8,713         10,487
Inventories                                        17,127         13,448
Other current assets                                  640            560
                                             ------------   ------------
Total current assets                               94,067         46,910
Property and equipment, net                         2,024          1,321
Other assets                                          110             97
Restricted cash                                       261             25
Goodwill and intangible assets, net                 4,191          4,796
                                             ------------   ------------
Total assets                                 $    100,653   $     53,149
                                             ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                             $      4,280   $      2,954
Warranty accrual                                    2,928          3,257
Accrued compensation                                2,652          2,494
Other accrued liabilities                           1,164            976
                                             ------------   ------------
Total current liabilities                          11,024          9,681

Other long-term liabilities                           231            385
Total stockholders' equity                         89,398         43,083
                                             ------------   ------------
Total liabilities and stockholders' equity   $    100,653   $     53,149
                                             ============   ============

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                                     Page 5

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                                      THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                -----------------------------   -----------------------------
                                                DEC. 31, 2006   DEC. 31, 2005   DEC. 31, 2006   DEC. 31, 2005
                                                -------------   -------------   -------------   -------------
Total revenues                                  $      13,318   $      13,073   $      62,226   $      48,735
COSTS AND EXPENSES:
Cost of product revenues                                9,526           9,331          43,771          33,134
Cost of product revenues, amortization of
 intangible assets                                        112             113             449             452
Research and development                                2,277           1,669           8,856           6,488
Selling, general and administrative                     2,844           2,208          12,689           9,327
Transaction costs                                         200              78             200             851
Amortization of intangible assets                          39              39             156             179
Restructuring charges, net                                  -               -               -             (46)
Total costs and expenses                               14,998          13,438          66,121          50,385
Loss from operations                                   (1,680)           (365)         (3,895)         (1,650)
Interest and other income, net                            907             213           2,648             776
Loss before provision for income taxes                   (773)           (152)         (1,247)           (874)
Provision for income taxes                                 97               -              97               -
Net income loss                                 $        (870)  $        (152)  $      (1,344)  $        (874)
Basic and diluted net loss per share            $       (0.08)  $       (0.01)  $       (0.12)  $       (0.08)
Weighted shares used in basic and diluted per
 share calculation                                 11,508,255      11,307,102      11,429,860      10,891,431

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                                     Page 6

          NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                                      THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                -----------------------------   -----------------------------
                                                DEC. 31, 2006   DEC. 31, 2005   DEC. 31, 2006   DEC. 31, 2005
                                                -------------   -------------   -------------   -------------
Total revenues                                  $      13,318   $      13,073   $      62,226   $      48,735
COSTS AND EXPENSES:
Cost of product revenues                                9,425           9,331          43,336          33,134
Research and development                                2,146           1,669           8,316           6,488
Sales, general and administrative                       2,328           2,208          10,352           9,327
Total costs and expenses                               13,899          13,208          62,004          48,949
Income (loss) from operations                            (581)           (135)            222            (214)
Interest and other income, net                            907             213           2,732             776
Income before provision for income taxes                  326              78           2,954             562
Provision for income taxes                                 97               -              97               -
Net income                                      $         229   $          78   $       2,857   $         562
Basic net income per share                      $        0.02   $        0.01   $        0.25   $        0.05
Diluted net income per share                    $        0.02   $        0.01   $        0.21   $        0.05
Weighted average shares used in basic per
 share calculation                                 11,508,255      11,307,102      11,429,860      10,891,431
Weighted average shares used in diluted per
 share calculation                                 14,804,635      11,629,104      13,837,555      11,676,805

BASIS OF PRESENTATION:
----------------------
1. Non-GAAP operating results exclude amortization of intangible assets, loss on sale of fixed assets related to the relocation of our corporate headquarters, transaction costs, restructuring charges, and non-cash stock compensation expense.

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                                     Page 7

                    GAAP TO NON-GAAP NET LOSS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                      THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                -----------------------------   -----------------------------
                                                DEC. 31, 2006   DEC. 31, 2005   DEC. 31, 2006   DEC. 31, 2005
                                                -------------   -------------   -------------   -------------
GAAP net loss                                   $        (870)  $        (152)  $      (1,344)  $        (874)
Cost of product revenues, amortization of
 intangible assets                                        112             113             449             452
Cost of product revenues, stock-based
 compensation expense                                     101               -             435               -
Amortization of intangible assets                          39              39             156             179
Restructuring charges, net                                  -               -               -             (46)
Loss on sale of assets                                      -               -              84               -
Transaction costs                                         200              78             200             851
Research and development, stock-based
 compensation expense                                     131               -             540               -
Selling, general and administrative,
 stock-based compensation expense                         516               -           2,337               -
Non-GAAP net income                             $         229   $          78   $       2,857   $         562